Exhibit 99.1

INTELLECTUAL PROPERTY & SUBSIDIARY ASSIGNMENT

This Intellectual Property & Subsidiary Assignment (the “Assignment” or “Agreement”) is entered on October 7th, 2014, by and between CANNABICS PHARMACEUTICALS INC., a publicly traded Nevada Corporation in good standing, (“Assignor”) and CANNABICS INC., a Delaware Corporation in good standing (“Assignee”). Assignor and Assignee may be referred to herein individually as a “Party” and jointly as the “Parties.”

WHEREAS, Assignee has funded Assignor’s endeavors and leant it monies in the amount of $184,484; Assignee has demanded payment to no avail, as Assignor is bereft of funds to make said payment on said Debt;

WHEREAS, Assignor is the named inventor and owner of all rights, title, and interest in and to the intellectual property listed in Exhibit A, attached hereto and incorporated herein as if fully reproduced (the “Transferred Assets”); that is, a provisional Patent filed 27th May, 2015, for “System and Method for High Throughput Screening of Cancer Cells”; as well as “Grin Ultra Ltd.”, an Israeli Corporation in good standing and subsidiary to Assignor; and

WHEREAS, In order to remove said Debts from the financial books and records of the Company, Assignor desires to assign and transfer to Assignee, and Assignee desires to obtain from Assignor an assignment and transfer of, the Transferred Assets pursuant to this Assignment and in full Accord & Satisfaction of $150,000 of the $184,484 in said Debts.

WHEREAS, Assignor has a current total of $380,000 in various related debts and current Liabilities, in order to remove said Debts from the financial books and records of the Company, Assignor desires to assign and transfer to Assignee, and Assignee desires to obtain from Assignor an assignment and transfer of the Transferred Assets pursuant to this Assignment and for Assuming $212,000 of said Current Liabilities which are related to the transferred assets.

NOW THEREFORE, in consideration of the Assignee’s Eradication of $150,000 (One Hundred Fifty Thousand Dollars) of $184,484 (One Hundred Eighty Four Thousand Four Hundred Eighty Four Dollars) due and owing to it; as well as its Assumption of $212,000 (Two Hundred Twelve Thousand) of the $380,000 (Three Hundred Eighty Thousand) of current Liabilities, along with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged as received, and in consideration of the foregoing and the covenants and promises contained herein; the Parties agree as follows:

1.      Assignment of Transferred Assets. Assignor hereby unconditionally and irrevocably assigns, transfers, conveys, and delivers to Assignee, its successors and assigns, all its right, title, and interest in, to, and under the Transferred Assets, said Transferred Assets set forth herein in Exhibit A, being the Provisional Patent relating to “High Throughput Cell Screening” and “Grin Ultra Ltd.”, its Israeli subsidiary; and any reissues, reexaminations, renewals, continuations, continuations-in-part, divisions, substitute applications thereof, and the like, and any extensions thereof, and all patents worldwide that may be granted thereon, together with the right to file such applications and the right to claim for the same the priority rights derived from such patent application under the laws of the United States and its territorial possessions, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such patents may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made. All other current Patents, IP, business and contracts currently residing with Assignor shall remain therein, and are unaffected by, and not part of this Agreement.

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2.      Cooperation with Assignee. Assignor agrees to cooperate with Assignee to provide the necessary executed assignments and other documents as required to perfect the assignment set forth in Section 1. Assignor further covenants that Assignee will, upon its request, be provided promptly with all pertinent facts and documents relating to said inventions and said Letters Patent and legal equivalents as may be known and accessible to Assignor and will testify as to the same in any interference, litigation, or proceeding related thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said application, said inventions and said Letters Patent and said equivalents thereof which may be necessary or desirable to carry out the purposes thereof.

3.      Issuance of Future Patents. Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property protection to issue respective Letters of Patent to Assignee, and the entire right, title, and interest in and to the same, for its sole use and benefit; and for the use and benefit of its successors and assigns, to the full end of the term(s) for which said Patent(s) may be granted, as fully and entirely as the same would have been held by me had this assignment not been made.

4.      No Prior Encumbrance. Assignor hereby covenants that no assignment, sale, agreement, or encumbrance has been or will be made or entered into which would conflict with the terms of this Assignment.

5.      Right to Sue for Past Infringement. Assignor hereby expressly grants to Assignee all of Assignor’s rights to bring any necessary action, including, but not limited to lawsuits, against any past, present, or future third party infringers, potential or actual, of any Transferred Asset as if the Assignor himself were bringing such action. Assignee shall have the right to any and all recoveries from any such actions and Assignor hereby waives any recovery obtained by Assignee.

6.     Eradication of Debts. Assignee Cannabics Inc., for this transfer of Transferred Assets, does hereby Assume $212,000 of the $380,000 in current Liabilities as well as forgive, release and forever waive Demand upon Assignor & hereby Eradicates and Cancels $150,000 of the $184,484 owed to it, and accepts said transfer in full Accord & Satisfaction of said $150,000.

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6.     Indemnification. ASSIGNOR HEREBY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE ASSIGNEE FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, EXPENSES (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS’ FEES AND COURT COSTS), AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, WITHOUT LIMITS AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF OR NEGLIGENCE OF ANY PARTY, INCLUDING, BUT NOT LIMITED TO, THE SOLE, ACTIVE, PASSIVE, JOINT, OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY (OF WHATEVER CHARACTER) OF ASSIGNEE, ARISING OUT OF OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS ASSIGNMENT AND THE TRANSFERRED ASSETS. ASSIGNEE’S INDEMNITY UNDER THIS PARAGRAPH SHALL BE ABSOLUTE AND WITHOUT REGARD TO AND WITHOUT ANY RIGHT TO CONTRIBUTION FROM ANY INSURANCE MAINTAINED BY ASSIGNOR.

7.     Prior Agreements; Waiver. No modification of this Assignment shall be of any force or effect unless in writing and signed by an authorized signatory of both Parties. This Assignment constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes those provisions of all prior and contemporaneous agreements, representations and understandings of the parties pertaining to the same subject matter. No waiver of any of the provisions of this Assignment shall be deemed to, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

8.     Captions and Headings. Captions and headings used herein are inserted only for convenience of reference only and shall not operate to modify, interpret, alter, limit or define any provision hereof. Should any question arise relating to what Assets have been transferred, this Agreement shall be read under the aegis of Expressio Unius.

IN WITNESS WHEREOF, Assignor hereby assigns the Transferred Assets to the Assignee and the Assignee hereby accepts said assignment and has hereunto set hand and seal on the following dates.

ASSIGNOR:	ASSIGNEE:

/s/ Itamar Borochov	/s/ Eyal Barad
Itamar Borochov, Dir., CEO	Eyal Barad, Director

/s/ Dr. Eyal Ballan	/s/ Shai Avraham Sarid
Dr. Eyan Ballan, Dir.	Shai Avraham Sarid, Director

/s/ Shai Avraham Sarid	/s/ Eyal Ballan
Shai Avraham Sarid	Eyal Ballan, Director

/s/ Itamar Borochov
Itamar Borochov, Director

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EXHIBIT A – “TRANSFERRED ASSETS”

1)	Provisional Patent for USPTO Application # 62166716, “System and Method for High Throughput Screening of Cancer Cells” filed 27th May, 2015.

2)	Subsidiary “Grin Ultra Ltd.”, Israeli Company’s listing #515125557.

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